UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2009 (January 12, 2009)
Date of Report (Date of earliest event reported)

STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14040 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 12, 2009 (the “Agreement Date”), SteelCloud, Inc. (“SteelCloud” or the “Company”) entered into an Amendment to Employment Agreement (the “Amended Agreement”) with Robert E. Frick, the Company’s Chief Executive Officer and President, pursuant to which the terms of Mr. Frick’s employment agreement, dated August 27, 2007, were amended. Under the terms of the Amended Agreement, the parties agreed that Mr. Frick’s employment with SteelCloud terminated effective January 9, 2009 as a result of Mr. Frick’s health.   Further, pursuant to the Amended Agreement, Mr. Frick resigned from the Company’s Board of Directors (the “Board”).  Mr. Frick shall receive paid family health and dental insurance under standard SteelCloud policies for six months from the Agreement Date and $10,231 as compensation for Mr. Frick’s retained leave balance of 10 days.  Additionally, Mr. Frick shall serve as a consultant to SteelCloud for six months from the Agreement Date for compensation of $11,250 per month.

A copy of the Amended Agreement is filed herewith as Exhibit 10.1.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2009, the Company and Mr. Frick mutually terminated Mr. Frick’s employment agreement, and Mr. Frick resigned from the Board. Please see Item 1.01 above for additional information.

On January 14, 2009, the Board appointed (i) Brian Hajost, a former executive officer of the Company, as the Company’s Chief Executive Officer, President and a member of the Board, and (ii) Kevin Murphy, the Company’s current Chief Financial Officer and Executive Vice President, as a member of the Board.  The Company announced these appointments by press release, a copy of which is filed herewith as Exhibit 99.1.

Brian Hajost, age 52, has most recently served as a consultant to the Company.  From February 2007 until June 2008, Mr. Hajost served as Executive Vice President of Cryptek, Inc.  Mr. Hajost served as Chief Operating Officer of the Company from December 2003 until June 2006 and President from June 2005 until June 2006.  Prior to December 2003, he served as the Company’s Executive Vice President of Sales & Marketing from June 2001 until his promotion to the COO position in 2003.  Mr. Hajost also founded two consulting companies in 2006 and 2008.

Kevin M. Murphy, age 37, has served as Chief Financial Officer of the Company since January 2004.  In October 2007, Mr. Murphy was also appointed as the Company’s Executive Vice President.  In December 2006, he was appointed as the Secretary of the Company.  From May 2000 to December 2006, he served as the Company’s Vice President of Finance and Administration and Assistant Secretary of the Company since May 2000.  Prior thereto, he served as Chief Accounting Officer and Controller of the Company.  Prior to May 2000, Mr. Murphy was employed by Ernst & Young, LLP where he served as a manager in the audit practice.  Mr. Murphy holds a Bachelor of Business Administration degree from James Madison University.  He is also a Certified Public Accountant.

The Company has not entered into any material contracts with Mr. Hajost or Mr. Murphy relating to the foregoing appointments.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
10.1           Employment Agreement Amendment, dated January 12, 2009.
99.1           Press Release, dated January 15, 2009 announcing the appointment of new corporate leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2009		STEELCLOUD, INC.

	By:	/s/ Brian Hajost Brian Hajost, Chief Executive Officer

EXHIBIT INDEX

10.1           Employment Agreement Amendment, dated January 12, 2009.
99.1           Press Release, dated January 15, 2009 announcing the appointment of new corporate leadership.